UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2021, Brandi L. Roberts notified Lineage Cell Therapeutics, Inc. (“Lineage”) that she would be resigning as Chief Financial Officer of Lineage effective January 20, 2021 to accept a leadership position at another company. Ms. Roberts resignation was not the result of any disagreement with Lineage or its Board of Directors or any matter relating to Lineage’s operations, policies, or practices.

Brian M. Culley, Lineage’s Chief Executive Officer, will serve as Lineage’s interim Chief Financial Officer and principal financial officer, effective January 20, 2021.

Mr. Culley joined Lineage as Chief Executive Officer in September 2018. Prior to joining Lineage, Mr. Culley served from August 2017 to September 2018 as interim Chief Executive Officer at Artemis Therapeutics, Inc. (ATMS). Mr. Culley previously served as Chief Executive Officer of Mast Therapeutics, Inc. (MSTX), from 2010, and was also a member of its board of directors from 2011, until Mast’s merger with Savara, Inc. (SVRA) in April 2017. Mr. Culley served from 2007 to 2010 as Mast’s Chief Business Officer and Senior Vice President, from 2006 to 2007 as Mast’s Senior Vice President, Business Development, and from 2004 to 2006 as Mast’s Vice President, Business Development. From 2002 until 2004, Mr. Culley was Director of Business Development and Marketing for Immusol, Inc. From 1999 until 2000, he worked at the University of California, San Diego (UCSD) Department of Technology Transfer & Intellectual Property Services and from 1996 to 1999 he conducted drug development research for Neurocrine Biosciences, Inc. (NBIX). Mr. Culley has also served on the Board of Orphagen Pharmaceuticals, Inc. since May 2017. Mr. Culley has more than 25 years of business and scientific experience in the life sciences industry. He received a B.S. in biology from Boston College, a masters in biochemistry and molecular biology from the University of California, Santa Barbara, and an M.B.A. from The Johnson School of Business at Cornell University.

Alexandra Hernandez, Lineage’s Sr. Director of Finance and Controller, will serve as Lineage’s interim principal accounting officer, effective January 20, 2021.

Ms. Hernandez joined Lineage as Sr. Director of Finance and Controller in September 2019. Prior to joining Lineage, Ms. Hernandez served as Director, Accounting and Assistant Controller of OncoSec Medical Incorporated (ONCS), a publicly traded biotechnology company, from June 2017 to August 2019. From April 2011 to May 2017, Ms. Hernandez served as Associate Director, Accounting of Mast Therapeutics, Inc. (MSTX), a publicly traded biopharmaceutical company. From 2007 to 2011, Ms. Hernandez consulted for Premier Alliance Group, Inc., a professional services provider, and from 2004 to 2007, Ms. Hernandez served as a Senior Accountant for 24 Hour Fitness USA, Inc. Ms. Hernandez is a certified public accountant with the State of California and received her B.S. degree in business administration from San Diego State University.

In connection with her resignation, Ms. Roberts and Lineage entered into a Separation and Consulting Agreement (“Consulting Agreement”) pursuant to which Ms. Roberts has agreed to assist Lineage with finance and accounting matters and such other matters as Lineage and Ms. Roberts may agree to from time to time. Ms. Roberts will be compensated at the rate of $250 per hour for her services under the Consulting Agreement, which fees shall not exceed $50,000 without Lineage’s approval. As additional compensation for her services under the Consulting Agreement, the equity awards held by Ms. Roberts as of January 20, 2021 will continue to vest during the term of the Consulting Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: January 20, 2021	By:	/s/ Chase C. Leavitt
	Name:	Chase C. Leavitt
	Title:	General Counsel and Corporate Secretary